FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 13, 2017

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement
Amendment No. 2 to Amended and Restated Credit Agreement
As previously reported in a Current Report on Form 8-K filed by Lam Research Corporation (the “Company”) on November 12, 2015 (the “Prior 8-K”), on November 10, 2015, the Company entered into an unsecured amended and restated credit agreement (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date thereof, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank, USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citibank, N.A., as joint bookrunners and joint lead arrangers, the lenders party thereto and other agents named therein. The Credit Agreement provides for a $750 million unsecured revolving credit facility.
On October 13, 2017, the Company entered into Amendment No. 2 to Amended and Restated Credit Agreement (the “Amendment”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amends the Company’s Credit Agreement (as amended by the Amendment, the “Amended Credit Agreement”).
Among other things, the Amended Credit Agreement provides for a $500 million increase to the Company’s revolving credit facility, from $750 million under the Credit Agreement to $1.25 billion under the Amended Credit Agreement. The Amended Credit Agreement also modifies the date of maturity of the revolving credit facility from November 10, 2020 to October 13, 2022. The Amended Credit Agreement provides for an expansion option that would allow the Company, subject to certain requirements, to request an increase in the facility of up to an additional $600 million, for a potential total commitment of $1.85 billion. Other than as disclosed in this paragraph, the material terms of the Amended Credit Agreement are substantially the same as the Credit Agreement.
The foregoing description of the Amended Credit Agreement does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Amendment, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference. The Credit Agreement is summarized in more detail in the Prior 8-K, which summary is qualified in all respects by reference to the complete text of the Credit Agreement filed as Exhibit 10.1 to the Prior 8-K and incorporated into this Item 1.01 by reference, in each case as amended or superseded by the disclosure provided herein and the full text of the Amendment.

Item 2.02.	Results of Operations and Financial Condition
On October 17, 2017, Lam Research Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 24, 2017, the text of which is attached hereto as Exhibit 99.1.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including Exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1
Amendment No. 2 to Amended and Restated Credit Agreement, dated October 13, 2017, among Lam Research Corporation, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated October 17, 2017 announcing financial results for the fiscal quarter ended September 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 17, 2017	LAM RESEARCH CORPORATION
(Registrant)
/s/ Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

10.1
Amendment No. 2 to Amended and Restated Credit Agreement, dated October 13, 2017, among Lam Research Corporation, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated October 17, 2017 announcing financial results for the fiscal quarter ended September 24, 2017